Exhibit 99.1

Certification of Chief Executive Officer

Certification Pursuant to

18 U.S.C. Section 1350,

as added by

Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the quarterly report of Pulaski Financial Corp. (the “Company”) on Form 10-Q for the period ended March 31, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, William A. Donius, Chairman, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as added by § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirement of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date:	May 14, 2003	/s/ WILLIAM A. DONIUS
		Name:	William A. Donius
		Title:	Chairman, President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provide to Pulaski Financial Corp. and will be retained by Pulaski Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.